                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

     The following is a list of the Registrant's subsidiaries at December 31, 1997, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary.

                                                              JURISDICTION OF
NAME                                                             FORMATION
----                                                          ---------------
B & D Cogen Funding Corp.                                     Delaware
Compania Occidental de Hidrocarburos, Inc.                    California
Glenn Springs Holdings, Inc.                                  Delaware
Laurel Industries, Inc.                                       Ohio
MC Exploration Corporation                                    Delaware
MC Leasing, Inc.                                              Delaware
MC Panhandle, Inc.                                            Delaware
MidCon Texas Pipeline, L.P.                                   Delaware
Natural Gas Odorizing, Inc.                                   Oklahoma
Occidental C.O.B. Partners                                    Delaware
Occidental Chemical Chile S.A.I.                              Chile
Occidental Chemical Corporation                               New York
Occidental Chemical Europe, S.A.                              Belgium
Occidental Chemical Holding Corporation                       California
Occidental Chemical International, Inc.                       California
Occidental Crude Sales, Inc.                                  Delaware
Occidental de Colombia, Inc.                                  Delaware
Occidental Exploration and Production Company                 California
Occidental International Exploration and Production Company   California
Occidental International Holdings Ltd.                        Bermuda
Occidental Netherlands, Inc.                                  Delaware
Occidental of Oman, Inc.                                      Nevis
Occidental of Russia Ltd.                                     Bermuda
Occidental Oil and Gas Corporation                            California
Occidental Peninsula, Inc.                                    Delaware
Occidental Peruana, Inc.                                      California
Occidental Petroleum (Malaysia) Ltd.                          Bermuda
Occidental Petroleum (Pakistan), Inc.                         Delaware
Occidental Petroleum (South America), Inc.                    Delaware
Occidental Petroleum Investment Co.                           California
Occidental Petroleum of Qatar Ltd.                            Bermuda
Occidental Philippines, Inc.                                  California
Occidental Quimica do Brasil Ltda.                            Brazil
Occidental Receivables, Inc.                                  California
Occidental Tower Corporation                                  Delaware
Oxy CH Corporation                                            California
Oxy Chemical Corporation                                      California
Oxy Durez Holding Company Ltd.                                Canada
Oxy Petrochemicals Inc.                                       Delaware
OXY USA Inc.                                                  Delaware
Oxy VCM Corporation                                           Delaware
Oxy Westwood Corporation                                      California
OxyChem (Canada), Inc.                                        Canada
PDG Chemical Inc.                                             Delaware
Placid Oil Company                                            Delaware
Repsol Occidental Corporation                                 Delaware